UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a press release today announcing that on January 11, 2006, a $55.0 million loan (the “Loan”) from IPC Investments Holding Canada Inc. (“IPC Lender”) was funded from escrow to Prime Dearborn Equities LLC, a subsidiary of the Company (“Prime Dearborn”). The members of Prime Dearborn are the Company’s operating partnership, Prime Group Realty, L.P., a Delaware limited partnership (“PGRLP”), for which the Company serves as general partner, and IPC Prime Equity, LLC (“IPC Equity”), an affiliate of IPC Lender. IPC Equity is owned indirectly by IPC US Real Estate Investment Trust and Barry Reichmann. Prime Dearborn owns a 30% membership interest in Dearborn Center, L.L.C., a Delaware limited liability company (“Dearborn LLC”), and Dearborn LLC owns the Class A office building located in downtown Chicago known as Citadel Center (and formerly known as Bank One Center; “Citadel Center”).

The Loan documents and Loan proceeds, which were held in escrow since December 30, 2005, were released from escrow on January 11, 2006, upon the satisfaction of certain conditions for such release.

The Loan, which has a 2% origination fee, matures April 5, 2010 and has an annual interest rate of 12% payable to the extent of available cash flow received by Prime Dearborn from Dearborn LLC, with minimum payments of 8% in the first year of the Loan and increasing by 50 basis points each year thereafter. In addition to the repayment of the Loan, IPC Lender is entitled to a 12% look-back internal rate of return upon maturity of the Loan.

In connection with the Loan, Prime Dearborn has pledged all of its rights to distributions from Dearborn LLC to IPC Lender. In addition, PGRLP has guaranteed the payment of all interest under the Loan and guaranteed all principal payments under the Loan upon the occurrence of certain non-recourse carve-out events, including, without limitation, voluntary bankruptcy, fraud, or breach of certain covenants. Prime Group Realty Services Inc., a subsidiary of PGRLP, has also pledged its right to receive certain management and leasing fees in connection with its management of Citadel Center. As additional security for the Loan, Prime Dearborn has deposited $458,334, the amount of one month’s prepaid interest on the Loan (calculated based on a ten (10) percent annual interest rate), with IPC Lender.

Prime Dearborn received the entire amount of the loan proceeds, less customary closing costs. In addition, IPC Equity received a $545,000 capital account in Prime Dearborn and will receive a 10% interest in all net sales proceeds or refinancing proceeds from Prime Dearborn’s interest in Dearborn Center in excess of $50.0 million (the “IPC Dearborn Membership Interest”). IPC Equity has also been granted a right of first offer (the “Right of First Offer”) to purchase all of Prime Dearborn’s interest in Dearborn Center in the event Prime Dearborn determines to sell such interest in certain circumstances. IPC Equity also received a $1.11 million capital account in Prime Office Company, LLC (“Prime Office”), a subsidiary of The Lightstone Group and the owner of the outstanding common shares of the Company. IPC Equity is entitled to a 10% carried interest in Prime Office’s original investment in the Company. In the event that Prime Dearborn repays all or a portion of the Loan before the first anniversary of the Loan, IPC Equity shall have the option (the “Option”) to use the proceeds of such repayment to purchase up to 33.33% of the membership interests in Prime Office.

In the event that (i) on or before February 28, 2006, Prime Dearborn enters into a binding commitment to sell its interests in Dearborn LLC to its existing joint venture partner in Dearborn LLC (the “JV Partner”), with no rights of termination in favor of the JV Partner and (ii) on or before March 31, 2006, Prime Dearborn has (A) sold its interest in Dearborn LLC to the JV Partner and (B) repaid all amounts then outstanding under the Loan, then: IPC Equity shall automatically forfeit (1) the Option; (2) the Right of First Offer; and (3) the IPC Dearborn Membership Interest, in exchange for the payment by Prime Dearborn to IPC Equity of a $1.0 million break-up fee.

ITEM 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

See the discussion in Item 1.01.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit No.	Description
10.1	Loan Agreement, dated December 30, 2005, between Prime Dearborn Equities LLC and IPC Investments Holdings Canada Inc.
10.2	Investment Agreement, dated December 30, 2005, among The Lightstone Group, LLC and IPC Prime Equity, LLC.
10.3	First Amendment to Investment Agreement, dated December 30, 2005, among The Lightstone Group, LLC and IPC Prime Equity, LLC.
10.4	Note, dated December 30, 2005, between Prime Dearborn Equities LLC and IPC Investments Holdings Canada Inc.
10.5	Guarantee of Interest and Recourse Obligations, dated December 30, 2005, between Prime Group Realty, L.P. and IPC Investments Holdings Canada, Inc.
99.1	Press Release of Prime Group Realty Trust dated January 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: January 11, 2006	By:/s/ David Lichtenstein
Chairman

EXHIBIT 99.1

PRIME GROUP REALTY TRUST

ANNOUNCES CLOSING OF IPC INVESTMENTS HOLDINGS LOAN

Chicago, IL. January 11, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced today that on January 11, 2006, a $55.0 million loan (the “Loan”) from IPC Investments Holding Canada Inc. (“IPC Lender”) was funded from escrow to Prime Dearborn Equities LLC, a subsidiary of the Company (“Prime Dearborn”). The members of Prime Dearborn are the Company’s operating partnership, Prime Group Realty, L.P., a Delaware limited partnership (“PGRLP”), and IPC Prime Equity, LLC (“IPC Equity”), an affiliate of IPC Lender. IPC Equity is owned indirectly by IPC US Real Estate Investment Trust and Barry Reichmann. Prime Dearborn owns a 30% membership interest in Dearborn Center, L.L.C., a Delaware limited liability company (“Dearborn LLC”), and Dearborn LLC owns the Class A office building located in downtown Chicago known as Citadel Center (and formerly known as Bank One Center; “Citadel Center”).

The Loan documents and Loan proceeds were held in escrow since December 30, 2005 and released from escrow today, upon the satisfaction of certain conditions for such release.

The Loan, which has a 2% origination fee, matures April 5, 2010 and has an annual interest rate of 12% payable to the extent of available cash flow received by Prime Dearborn from Dearborn LLC, with minimum payments of 8% in the first year of the Loan and increasing by 50 basis points each year thereafter. In addition to the repayment of the Loan, IPC Lender is entitled to a 12% look-back internal rate of return upon maturity of the Loan.

In connection with the Loan, Prime Dearborn has pledged all of its rights to distributions from Dearborn LLC to IPC Lender. In addition, PGRLP has guaranteed the payment of all interest under the Loan and guaranteed all principal payments under the Loan upon the occurrence of certain non-recourse carve-out events, including, without limitation, voluntary bankruptcy, fraud, or breach of certain covenants. Prime Group Realty Services Inc., a subsidiary of PGRLP, has also pledged its right to receive certain management and leasing fees in connection with its management of Citadel Center.

Prime Dearborn received the entire amount of the loan proceeds, less customary closing costs. In addition, IPC Equity received a $545,000 capital account in Prime Dearborn and will receive a 10% interest in all net sales proceeds or refinancing proceeds from Prime Dearborn’s interest in Dearborn Center in excess of $50.0 million (the “IPC Dearborn Membership Interest”). IPC Equity has also been granted a right of first offer (the “Right of First Offer”) to purchase all of Prime Dearborn’s interest in Dearborn Center in the event Prime Dearborn determines to sell such interest in certain circumstances. Additional information regarding the Loan, including investments and potential investments by IPC Equity in Prime Office Company, LLC, a subsidiary of The Lightstone Group and the owner of the outstanding common shares of the Company, can be found in the Company’s current Report on Form 8-K filed with the United States Securities and Exchange Commission on or about on the date of this press release. A copy of the Form 8-K can be found at the Company’s web site at www.pgrt.com.

Prime Group Realty Trust is a subsidiary of The Lightstone Group and its Series B Preferred Shares trade on The New York Stock Exchange.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.8 million net rentable square feet, one industrial property comprised of approximately 100,000 square feet, three joint venture interests in office properties totaling 2.5 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

Founded in 1988 and headquartered in Lakewood New Jersey, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 27 million square feet of space in 28 states and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 professionals and maintain regional offices in New York, Maryland, Illinois, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past two years.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Jeffrey A. Patterson

President and CEO

(312) 917-1300